Exhibit 99.1

Samuel L. Shimer Named Chair of Heritage Global Board of Directors

SAN DIEGO, California (January 19, 2021) — Heritage Global Inc. (NASDAQ: HGBL) (“Heritage Global,” “HGI” or “the Company”), an asset services company specializing in financial and industrial asset transactions, today announced that Samuel L. Shimer has been elected Chair of its Board of Directors.  Former Chair and Board of Directors member Allan C. Silber has resigned from Heritage Global’s board, effective at the close of the March board meeting, following a long tenure with, and stewardship of, the Company, to focus on other business commitments.

Sam Shimer joined the Heritage Global board in April 2001.  He has enjoyed a long and distinguished career in the financial sector and currently serves as a Managing Director at SLC Capital Partners, a firm he co-founded in 2010 to make private debt, buyout and growth capital investments in smaller middle market companies.  Before that he worked at number of private equity firms, including JHW Greentree Capital, a J.H. Whitney & Company SBIC fund, two merchant banking funds affiliated with Lazard Frères & Co., Centre Partners and Corporate Partners, and The Blackstone Group. He began his career at Drexel Burnham Lambert Incorporated after earning a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania. After leaving Drexel, Sam earned a MBA from Harvard Business School.

Heritage Global’s Chief Executive Officer Ross Dove commented, “We welcome Sam as our new Board Chair.  He has been a key contributor to our progress, providing valuable perspective and insight during his years as a board member.  With his comprehensive understanding of all elements of our business, we believe his leadership will complement our growth plans moving forward.”

“We thank Allan Silber for his countless contributions to Heritage Global during his many years of service and leadership on the Board of Directors. Our Company has benefitted from his extensive knowledge of the financial markets and our industry, and we wish him well as he focuses on his ongoing business commitments, as well as his continuing commitments in the leadership of several cultural, charitable and community-based organizations.”

About Heritage Global Inc. (www.heritageglobalinc.com)

Heritage Global Inc. (NASDAQ: HGBL) is an asset services company specializing in financial and industrial asset transactions. The company provides a full suite of services including market making, acquisitions, dispositions, valuations and secured lending. Heritage Global focuses on identifying, valuing, acquiring and monetizing underlying tangible and intangible assets across twenty-eight global sectors. The company acts as an adviser, as well as a principal, acquiring or brokering turnkey manufacturing facilities, surplus industrial machinery and equipment, industrial inventories, accounts receivable portfolios, intellectual property, and entire business enterprises.

Forward-Looking Statements

This communication includes forward-looking statements based on our current expectations and projections about future events. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. While the Company believes the forward-looking statements contained in this communication are accurate, these forward-looking statements represent the Company’s beliefs only as of the date of this communication, and there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including variability in magnitude and timing of asset liquidation transactions, the impact of changes in the U.S. national and global economies, and interest rate and foreign exchange rate sensitivity, as well as other factors beyond the Company’s control. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Company Contact:

Scott West

Chief Financial Officer

Heritage Global Inc.

858/847-0656

Investor Relations Contact:

John Nesbett/Jennifer Belodeau

IMS Investor Relations

203/972.9200

InvestorRelations@hginc.com